                                                                    EXHIBIT 10.5

                                   FC 1 CORP.
                            2004 STOCK INCENTIVE PLAN

         1. Purpose of the Plan.

         The purpose of the Plan is to aid the Company (as defined below) and its Affiliates (as defined below) in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing compensation and incentives through the granting of Awards (as defined below). The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the
Company's success.

         2. Definitions.

         The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

         (a) "ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

         (b) "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

         (c) "AWARD" means any Option, Stock Appreciation Right, or Other
Stock-Based Award granted pursuant to the Plan.

         (d) "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing any
Award, which may, but need not, be executed or acknowledged by a Participant.

         (e) "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         (f) "CHANGE IN CONTROL" means the consummation of any transaction
(including any merger or consolidation) the result of which is that (i) any
Group (excluding the Investors and their Affiliates) or Person (other than an
Investor or its Affiliates) becomes the beneficial owner, directly or indirectly, of more than 25% of the voting securities of the Company or its successor entity and, in such event, the Investors do not retain majority voting control over the Board of Directors and the boards of directors of each
Subsidiary of the Company, (ii) any Group (excluding the Investors and their
Affiliates) or Person (other than an Investor or its Affiliate) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities of the Company or its successor entity or (iii) any Person, other than an Investor or an Affiliate of an Investor, becomes the beneficial owner, directly or indirectly, of all or substantially all of the assets of the Company or its successor entity.

         (g) "CODE" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

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         (h) "COMMITTEE" means a committee of the Board of Directors designated by the Board of Directors or absent such a designation, the Board of Directors.

         (i) "COMPANY" means FC 1 Corp., a Delaware corporation.

         (j) "EFFECTIVE DATE" means the date the Board of Directors adopts the
Plan.

         (k) "EMPLOYMENT" (i) a Participant's employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant's
services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant's services as an non-employee director, if the Participant is a non-employee member of the Board of Directors or the board of directors of an Affiliate of the Company; provided however that unless otherwise determined by the Committee, a change in a Participant's status from employee to non-employee (unless the Participant is a director of the
Company or its Affiliate) shall constitute a termination of employment hereunder.

         (l) "FAIR MARKET VALUE" means on a given date, (i) if there is a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the
Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers
Automated Quotation System (or such market in which such prices are regularly quoted) (the "NASDAQ"), or, if no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there is no public market for the Shares on such date, the Fair Market Value shall be the fair value of the Shares determined from time to time in good faith by the
Board of Directors using its reasonable business judgment.

         (m) "GROUP" shall have the meaning assigned to such term in Section
13(d)(3) of the Exchange Act.

         (n) "INVESTORS" means AMCI Acquisition, LLC, Blackstone FCH Capital
Partners IV L.P, Blackstone Capital Partners IV-A L.P., Blackstone Family
Investment Partnership IV-A L.P. and First Reserve Fund IX, L.P.

         (o) "ISO" means an Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

         (p) "OPTION" means a stock option granted pursuant to Section 6 of the
Plan.

         (q) "OPTION PRICE" means the purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

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         (r) "OTHER STOCK-BASED AWARD" means any award granted under Section 8 of the Plan.

         (s) "PARTICIPANT" means an employee, director or consultant of the
Company or its Affiliates who is selected by the Committee to receive an Award under the Plan.

         (t) "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

         (u) "PLAN" means the FC 1 2004 Stock Incentive Plan.

         (v) "SHARES" means shares of common stock, par value $0.01 per share, of the Company.

         (w) "STOCK APPRECIATION RIGHT" means any right granted under Section 7 of the Plan.

         (x) "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement among the
Company, Participants and other parties thereto.

         (y) "SUBSIDIARY" means a subsidiary corporation, as defined in Section
424(f) of the Code.

         3. Shares Subject to the Plan.

         The total number of Shares which may be issued under the Plan is
1,938,462. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash to a Participant upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

         4. Administration.

         The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines; provided, however, that the Board of Directors may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company or its
Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the
Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the
Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive

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and binding on all parties concerned (including, but not limited to,
Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and the terms and conditions set forth in the applicable Award Agreement. The Committee shall also have the full power and authority to waive any such terms and conditions at any time
(including, without limitation, accelerating or waiving any vesting conditions or payment dates). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. The Participant may elect to pay a portion or all of such withholding taxes by having Shares with a Fair Market
Value equal to the statutory minimum withholding liability withheld by the
Company from any Shares that would have otherwise been received by the
Participant.

         5. Limitations.

         No Awards may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

         6. Options.

         Options granted under the Plan shall be, as determined by the
Committee, non-qualified stock options or ISOs for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions as set forth in the applicable
Award Agreement:

         (a) Option Price. The Option Price shall be determined by the
Committee, but, with respect to ISOs, shall not be less than 100% of the Fair
Market Value of the Shares on the date an Option is granted.

         (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the
Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

         (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. Except as otherwise provided in an Award Agreement, no Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Option Price and any withholding amount required therefor is received by the Company. Except as otherwise provided in an Award Agreement, payment of the aggregate Option Price may be made (i) in cash, or its equivalent, (ii) by transferring Shares or other equity securities of the Company or its Affiliates having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the
Company and satisfying such other requirements as may be imposed by the
Committee; provided that such Shares or equity securities have been held by the
Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles),
(iii) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and deliver promptly to the Company an amount equal to the aggregate

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Option Price, (iv) to the extent it does not result in adverse accounting treatment to the Company (as reasonably determined by the Company), by having
Shares that would otherwise have been delivered to the Participant upon exercise of an Option withheld by the Company or (v) such other method as approved by the
Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

         (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code. No ISO may be granted to any Participant who at the time of such grant is not an employee of the Company or of any of its Subsidiaries. In addition, no ISO may be granted to any Participant who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, unless (i) the Option Price for such
ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.
Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the
Company of such disposition and of the amount realized upon such disposition.
All Options granted under the Plan are intended to be non-qualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-qualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to non-qualified stock options. In no event shall any member of the
Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other
Person) due to the failure of an Option to qualify for any reason as an ISO.

         (e) Attestation. Wherever in this Plan or any Award Agreement a
Participant is permitted to pay the Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the
Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the
Option.

         7. Stock Appreciation Rights.

         (a) Grant. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the Participants to whom Stock
Appreciation Rights shall be granted, the number of Shares to be covered by each
Stock Appreciation Right, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

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         (b) Exercise and Payment. A Stock Appreciation Right shall entitle the
Participant to receive an amount equal to the product of (i) the excess of (A)
the Fair Market Value of a Share on the date of exercise of the Stock
Appreciation Right over (B) the grant price per Share, times (ii) the number of
Shares covered by the Stock Appreciation Right. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

         (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of the Stock Appreciation
Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation
Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

         8. Other Stock-Based Awards.

         The Committee, in its sole discretion, may grant Awards of Shares, rights to purchase Shares, Awards of restricted Shares, Awards of phantom stock units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("OTHER STOCK-BASED
AWARDS"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other
Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (a) to whom and when Other Stock-Based Awards will be made; (b)
the number of Shares to be awarded under (or otherwise related to) such Other
Stock-Based Awards; (c) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (d) all other terms and conditions of such Other Stock-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

         9. Adjustments Upon Certain Events.

         Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

         (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee without liability to any person shall make such substitution or adjustment as it deems to be equitable, as to (i) the number or kind of Shares

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or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

         (b) Change in Control. In the event of a Change in Control after the
Effective Date, the Committee may, in its sole discretion, provide for the (i)
termination of an Award upon the consummation of the Change in Control, but only if such Award has vested and been paid out or the Participant has been permitted to exercise the Option in full for a period of not less than 30 days prior to the Change in Control, (ii) acceleration of all or any portion of an Award,
(iii) payment of an amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change in Control) in exchange for the cancellation of an Award, which, in the case of Options and Stock Appreciation Rights, shall equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock
Appreciation Rights over the aggregate Option Price or grant price of such
Option or Stock Appreciation Rights, and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected
Awards previously granted hereunder.

         10. No Right to Employment or Awards.

         The granting of an Award under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the employment of a Participant and shall not lessen or affect the Company's or its Affiliates' rights to terminate the employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.
The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each
Participant (whether or not such Participants are similarly situated).

         11. Successors and Assigns.

         The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

         12. Nontransferability of Awards.

         Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a
Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

         13. Awards Subject to the Plan; Plan Subject to Stockholders Agreement.

         In the event of a conflict between any term or provision contained in the Plan and a term or provision in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail. In the event of a conflict between any term or provision of the Plan and

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any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.

         14. Severability.

         If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or
Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the
Plan or the Award, such provision shall be stricken as to such jurisdiction,
Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         15. Amendments or Termination.

         (a) Amendments or Termination of the Plan. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, without the written consent of a Participant, holder or beneficiary of an Award, would diminish any of the rights of the Participant, holder or beneficiary under any Award theretofore granted or transferred to such
Participant, holder or beneficiary under the Plan; provided, however, that the
Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

         (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively;
provided that no waiver, amendment, alteration, suspension, discontinuation, cancellation or termination shall impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted without the written consent of the affected Participant, holder or beneficiary.

         16. Governing Law.

         The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.

         17. Effectiveness of the Plan.

         The Plan shall be effective as of the Effective Date.